UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 14, 2016 (April 12, 2016)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	30-0868937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Appleshire CT Freeland, MI	48623
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS.

On April 12, 2016, HPIL Holding (the “Company) approved a change in the address of its principal executive office.  The Company’s new principal executive office is located at 5 Appleshire CT, Freeland, Michigan 48623.

Additionally, it has come to the Company’s attention that certain information contained in its Annual Reports filed with the Securities and Exchange Commission (“SEC”) on Form 10-K may have indicated that the Company is required to file reports under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company wishes to clarify that it is not now and was never required to file reports under Section 13(a) or 15(d) of the Exchange Act.  Instead, the Company has made regular filings with the SEC as a voluntary filer.

Finally, the Company has determined that, beginning with its annual report for the fiscal year ended December 31, 2015, it is in the best interest of the Company to cease voluntary filing of periodic reports with the SEC and begin filing periodic reports with OTC Markets, Inc. (“OTC”) in compliance with the OTC Pink Current Information Tier Basic Disclosure Guidelines.  Because the Company is a voluntary filer with the SEC and was never required to file reports under Section 13(a) or 15(d) of the Exchange Act, the Company is not currently required to file a Form 15 with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: April 14, 2016	By: /S/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary